Exhibit 99.1

April 26, 2006

STERICYCLE, INC. REPORTS RESULTS
FOR FIRST QUARTER 2006

Lake Forest, Illinois, April 26, 2006 - Stericycle, Inc. (NASDAQ:SRCL), the United States' leading provider of medical waste management and compliance services for the healthcare community, today reported financial results for the first quarter of 2006.

FIRST QUARTER RESULTS
Revenues for the first quarter of 2006 were $179.2 million, up 27.5% from $140.6 million in the same quarter last year. Acquisitions less than 12 months old contributed approximately $25.0 million in revenues for the quarter. Gross profit was $78.8 million, up 29.2% from $60.9 million in the same quarter last year. Gross profit as a percent of revenues was 43.9% versus 43.3% in the first quarter of 2005.

Net income for the first quarter of 2006 was $23.5 million or $0.52 per diluted share compared with net income of $21.8 million or $0.48 per diluted share for the same quarter last year.

Net income in the first quarter of 2006 included $1.6 million of stock compensation expense ($2.6 million pre-tax) or $0.04 per diluted share recorded as a result of the adoption of FASB Statement No. 123R on January 1, 2006.

Debt increased in the quarter due to acquisitions resulting in our total debt to capitalization percentage ratio at March 31, 2006 increasing to 47.3% from 40.9% at December 31, 2005.

Cash flow from operations was $31.2 million for the first three months of 2006. Cash flow and increased loan balances were used to strenghten our business and funded $120.8 million in acquisitions and international investments, $11.2 million in stock repurchases and $7.5 million in capital spending.

For more information about Stericycle, please visit our website at www.stericycle.com.

Safe Harbor Statement: Statements in this press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include difficulties in completing the integration of acquired businesses, changes in governmental regulation of medical waste collection and treatment, and increases in transportation and other operating costs, as well as the various other factors identified in our filings with the U.S. Securities and Exchange Commission. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                            March 31,    December 31,
                                                               2006          2005
                                                           ------------  ------------
                                                            (unaudited)    (audited)
                         ASSETS
Current assets:
  Cash and cash equivalents.............................. $      7,761  $      7,825
  Short-term investments.................................        2,995           720
  Accounts receivable, less allowance for doubtful
    accounts of $4,134 in 2006 and $4,810 in 2005........      119,435       103,703
  Parts and supplies.....................................        6,273         5,263
  Prepaid expenses.......................................        8,225         6,523
  Notes receivable.......................................        2,995         3,164
  Deferred tax asset.....................................       11,378        13,452
  Other current assets...................................       12,308         3,392
                                                           ------------  ------------
         Total current assets............................      171,370       144,042
                                                           ------------  ------------
Property, plant and equipment, net.......................      147,244       136,220
Other assets:

  Goodwill,net...........................................      811,416       685,169
  Intangible assets, less accumulated amortization of
    $9,499 in 2006 and $8,965 in 2005....................       61,258        61,641
  Notes receivable.......................................       11,568        10,672
  Other..................................................        9,555         9,916
                                                           ------------  ------------
         Total other assets..............................      893,797       767,398
                                                           ------------  ------------
   Total assets.......................................... $  1,212,411  $  1,047,660
                                                           ============  ============

          LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt...................... $     14,687  $     12,044
  Accounts payable.......................................       28,902        27,872
  Accrued liabilities....................................       54,278        48,450
  Deferred revenue.......................................       13,697        10,394
                                                           ------------  ------------
         Total current liabilities.......................      111,564        98,760
                                                           ------------  ------------
Long-term debt, net of current portion...................      473,930       348,841
Deferred income taxes....................................       75,283        71,549
Other liabilities........................................        7,816         6,876
Common shareholders' equity:
  Common stock (par value $.01 per share, 80,000,000
  shares authorized, 44,232,647 issued and outstanding
  in 2006, 44,149,722 issued and outstanding in 2005)....          443           442
Additional paid-in capital...............................      258,232       259,075
Accumulated other comprehensive income...................           47           54
Retained earnings........................................      285,096       261,571
                                                           ------------  ------------
         Total shareholders' equity......................      543,818       521,634
                                                           ------------  ------------
  Total liabilities and shareholders' equity............. $  1,212,411  $  1,047,660
                                                           ============  ============

Total debt to capitalization percentage ratio............         47.3%        40.9%
Calculation of total debt to capitalization percentage ratio:
Total debt............................................... $    488,617  $    360,885
Shareholders' equity.....................................      543,818       521,634
                                                           ------------  ------------
Capitalization........................................... $  1,032,435  $    882,519

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                     Three Months Ended March 31,
                                            --------------------------------------------
                                                             (unaudited)
                                                   2006                   2005
                                            --------------------   ---------------------
                                                 $      % of Rev        $      % of Rev
                                            ----------- --------   ----------- ---------
Revenues.................................. $   179,249    100.0% $   140,578     100.0%

  Cost of revenues........................     100,496     56.1        79,645      56.7
                                            ----------- --------   ----------- ---------
Gross profit                                    78,753     43.9        60,933      43.3
                                            ----------- --------   ----------- ---------
  Selling, general and
    administrative expenses...............      32,865     18.3        21,452      15.3
  Amortization............................         511      0.3           296       0.2
                                            ----------- --------   ----------- ---------
     Total SG&A expenses and amortization.      33,376     18.6        21,748      15.5
                                            ----------- --------   ----------- ---------
  Income from operations before
    acquisition-related expenses..........      45,377     25.3        39,185      27.9

  Acquisition-related expenses............         631      0.4            90       0.1
                                            ----------- --------   ----------- ---------
Income from operations....................      44,746     25.0        39,095      27.8
                                            ----------- --------   ----------- ---------
Other income (expense):
  Interest income.........................         256      0.1            67        --
  Interest expense........................      (5,906)    (3.3)       (2,343)     (1.7)
  Other expense...........................        (530)    (0.3)         (898)     (0.6)
                                            ----------- --------   ----------- ---------
     Total other income (expense).........      (6,180)    (3.4)       (3,174)     (2.3)
                                            ----------- --------   ----------- ---------
Income before income taxes................      38,566     21.5        35,921      25.6
Income tax expense........................      15,041      8.4        14,106      10.0
                                            ----------- --------   ----------- ---------
Net income................................ $    23,525     13.1% $    21,815      15.5%
                                            =========== ========   =========== =========

Earnings per share - diluted.............. $      0.52            $      0.48
                                            ===========            ===========
Weighted average number of common
  shares outstanding - diluted............  45,155,925             45,510,561
                                            ===========            ===========

*Stericycle adopted FAS123R on a modified prospective basis on January 1, 2006 therefore 2006 balances include stock compensation expense.

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

                                                                 For the three months
                                                                    Ended March 31,
                                                                 ----------------------
                                                                    2006        2005
                                                                 ----------  ----------
                                                                      (unaudited)
OPERATING ACTIVITIES:
Net income..................................................... $   23,525  $   21,815
Adjustments to reconcile net income to net cash
  provided by operating activities:
    Stock compensation expense.................................      2,589          18
    Excess tax benefit of stock options exercised*.............         --       1,419
    Depreciation...............................................      5,784       4,932
    Amortization...............................................        511         296
    Deferred income taxes......................................      5,310       5,651
Changes in operating assets and liabilities, net of
  effect of acquisitions:
    Accounts receivable........................................     (2,014)      1,405
    Parts and supplies.........................................       (284)       (136)
    Prepaid expenses and other assets..........................     (4,454)     (3,104)
    Accounts payable...........................................     (4,322)       (474)
    Accrued liabilities........................................      2,204       1,899
    Deferred revenue...........................................      2,333       2,493
                                                                 ----------  ----------
Net cash provided by operating activities......................     31,182      36,214
                                                                 ----------  ----------
INVESTING ACTIVITIES:
  Payments for acquisitions and international
    investments, net of cash acquired..........................   (120,825)       (707)
  Purchases of short-term investments..........................     (5,700)        (54)
  Proceeds from sale of property and equipment.................         --          16
  Capital expenditures.........................................     (7,506)     (6,312)
                                                                 ----------  ----------
Net cash used in investing activities..........................   (134,031)     (7,057)
                                                                 ----------  ----------
FINANCING ACTIVITIES:
  Proceeds from issuance of note payable.......................      4,582         642
  Repayment of long-term debt..................................     (8,730)       (831)
  Net borrowings on 2001 senior credit facility................         --       3,000
  Net borrowings on 2005 senior credit facility................    110,153          --
  Principal payments on capital lease obligations..............       (613)       (210)
  Excess tax benefit of stock options exercised*...............      2,256          --
  Purchase/cancellation of treasury stock......................    (11,198)    (29,544)
  Proceeds from other issuances of common stock................      5,511       2,243
                                                                 ----------  ----------
Net cash provided by (used in) financing activities............    101,961     (24,700)
                                                                 ----------  ----------
Effect of exchange rate changes on cash........................        824         851
                                                                 ----------  ----------
Net increase (decrease) in cash and cash equivalents...........        (64)      5,308
Cash and cash equivalents at beginning of period...............      7,825       7,850
                                                                 ----------  ----------
Cash and cash equivalents at end of period..................... $    7,761  $   13,158
                                                                 ==========  ==========
Non-cash activities:
Net issuances of notes payable for certain acquisitions........ $   21,263  $       --

*Stericycle adopted FAS123R on a modified prospective basis January 1, 2006 therefore the presentation of the tax benefit of stock options exercised is different in 2006 versus 2005.